UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2012

PENDRELL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2300 Carillon Point Kirkland, Washington		98033
(Address of Principal Executive Offices)		(Zip Code)

(425) 278-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pendrell Corporation (the “Company”) hired Robert Jaffe commencing on June 20, 2012 (the “Effective Date”) to serve as its vice president, corporate secretary and general counsel. The Company has agreed to pay Mr. Jaffe an annual base salary of $350,000. He will also be eligible for a bonus targeted at 50% of his base salary. In addition, on July 15, 2012 (the “Grant Date”), Mr. Jaffe will be granted options to purchase 300,000 shares of the Company’s Class A common stock at the market price of such stock at the close of business on July 13, 2012. These options will vest and become exercisable over a four-year period, with twenty-five percent (25%) vesting on each of the first, second, third, and fourth anniversaries of the Grant Date. On the Grant Date, the Company will issue to Mr. Jaffe 100,000 shares of restricted Class A Common Stock, thirty-three percent (33%) of which will vest on each of the first two anniversaries of the Effective Date, and the remaining thirty-four percent (34%) will vest on the third anniversary of the Effective Date. On the Grant Date, the Company will also issue to Mr. Jaffe 150,000 shares of restricted Class A Common Stock, twenty-five percent (25%) of which will vest on the occurrence of each of the following four events: (i) when the Company’s trailing 12-month net income reaches $50 million; (ii) when the Company’s trailing 12-month net income reaches $100 million; (iii) when the average closing share price of the Company’s Class A Common Stock for any 20 consecutive trading days is $4.50 or higher; and (iv) when the average closing share price of the Company’s Class A Common Stock for any 20 consecutive trading days is $6.00 or higher. If the Company modifies its equity incentive plan generally for its senior officers, Mr. Jaffe’s equity grant will be modified in a manner that is generally consistent with modifications made to the equity awards of other senior officers. The equity grants awarded to Mr. Jaffe are subject to board and shareholder approval of an increase in the number of shares available under the Company’s stock incentive plan to the extent required.

In connection with Mr. Jaffe’s employment, the Board designated Mr. Jaffe as an executive officer within the meaning of Rule 3b-7 and 16a-1 of the Securities Exchange Act of 1934 and Item 401(b) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Robert Jaffe’s career spans nearly 40 years as an attorney. In August 2011, Mr. Jaffe retired as a Partner with K&L Gates following 25 years with the firm and its predecessor firm, Preston Gates & Ellis. His practice focused on corporate governance and on mergers, acquisitions, reorganizations and financing transactions. His technology practice included the formation and financing of start-up companies and the acquisition and protection of intellectual property rights. Mr. Jaffe has served as primary outside counsel for a number of publicly traded and privately held corporations, completing hundreds of acquisitions, mergers, reorganizations, financings and joint ventures serving as both seller’s and buyer’s counsel.

Mr. Jaffe has been named a Washington Law & Politics Super Lawyer 2003, 2005-2011 and recognized by Best Lawyers 2007-2011. Mr. Jaffe holds a J.D. from the University of Washington School of Law, Order of the Coif and a B.A. from the University of Washington. Mr. Jaffe currently serves on the Boards of Flow International Corporation (NASDAQ: FLOW) and Cascadia Capital LLC.

The Company issued a press release announcing the hiring of Mr. Jaffe, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Letter Agreement dated June 7, 2012 between the Company and Robert Jaffe.

99.1	Press Release, dated June 14, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION
(Registrant)

	By:	/s/ Timothy M. Dozois
June 14, 2012		Timothy M. Dozois Acting General Counsel and Acting Secretary